UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2025

Mobivity Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3133 West Frye Road, #215

Chandler, Arizona 85226

(Address of principal executive offices)

(877) 282-7660

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2025, Mobivity Holdings Corp. (the “Company”) received a letter of resignation from Dennis Becker indicating Mr. Becker’s intent to resign as a member of the Board of Directors (the “Board”) of the Company, effective immediately. Mr. Becker’s decision was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies, or practices of the Company.

Also on January 21, 2025, the Board elected David J. Simon to fill the newly created vacancy on the Board, effective as of the same date, and to serve as a member of the Board until the next annual meeting of shareholders or until his successor shall have been elected and qualified. There are no arrangements or understandings between Mr. Simon and any other persons pursuant to which he was selected as a director. Additionally, there are no transactions involving the Company and Mr. Simon that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Simon’s compensation as a director will be consistent with the compensation policies applicable to the Company’s other non-employee directors, as disclosed in the definitive information statement filed with the Securities and Exchange Commission on October 23, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2025	Mobivity Holdings Corp.

	By:	/s/ Skye Fossey-Tomaske
Skye Fossey-Tomaske
Interim Chief Financial Officer